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                                                                  EXHIBIT (L)(8)

                               PURCHASE AGREEMENT
                               ------------------

     Excelsior Funds, Inc. (the "Company"), a Maryland corporation, and Edgewood Services, Inc. ("Edgewood"), a New York corporation, hereby agree as follows:

     1. The Company hereby offers Edgewood and Edgewood hereby purchases two Shares of the Biotechnology Fund of the Company at $10 per Share. The Company hereby acknowledges receipt from Edgewood of funds in the total amount of $20 in full payment for the Shares.

     2. Edgewood represents and warrants to the Company that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ____ day of ______________, 2000.


                                          EXCELSIOR FUNDS, INC.

                                          By:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------


                                          EDGEWOOD SERVICES, INC.

                                          By:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------